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                                                                   EXHIBIT 10.24

                     Independent Director Stock Award Plan

     The Board of Directors of Triton PCS Holdings, Inc., a Delaware corporation (the "Company"), has adopted this Independent Director Stock Award Plan (the "Plan") to enable the Company to issue to Independent Directors (as hereinafter defined) shares ("Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"). The purpose of the Plan is to benefit the Company by enabling the Company to attract and retain highly qualified persons to serve as Independent Directors. The provisions of the Plan are set forth below:

     1. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company or, in the Board's discretion, a duly constituted Compensation Committee of the Board of Directors, if any (in either such case hereinafter referred to as the "Board"). The Board's actions under the Plan shall be limited to taking all actions authorized by this Plan or otherwise reasonably necessary to effect the purposes hereof.

     2. SHARES SUBJECT TO THE PLAN. An aggregate of 2,500 Shares of Common Stock will be made available for award by the Company to Independent Directors under the Plan, subject to appropriate anti-dilution adjustments to such amount on account of stock splits, stock dividends, reclassifications and similar matters. The Shares issuable under the Plan may, in the discretion of the Board, be either authorized but unissued Shares or treasury Shares.

     3. INTERPRETATION. Subject to the express provisions of the Plan, the Board shall have the authority to interpret the Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations will be final and binding upon all persons.

     4. ELIGIBILITY FOR AWARD. The only persons eligible for award of Common Stock under the Plan shall be directors of the Company who are nominated pursuant to Section 3.1(a)(ii) of the Company's Stockholders' Agreement dated as of February 4, 1998 (the "Stockholders Agreement") among the Company and its stockholders (the "Independent Directors").

     5. LETTER AGREEMENT. As a condition to the award of any Shares hereunder, the Independent Director receiving any such Shares must execute and deliver to the Company a vesting letter agreement in the form of Annex I hereto.
                                                                 -------

     6. NO RIGHT TO CONTINUED MEMBERSHIP ON THE BOARD. Neither the Plan nor any award of Common Stock under the Plan confers upon any Independent Director any right to continued membership on the Board, nor will an Independent Director's participation in the Plan create any obligation on the part of the Board to nominate any Independent Director for re-election by the Company's stockholders.

     7. AMENDMENT OF PLAN. The Board may, at any time, amend the Plan in any respect; provided, however, if required pursuant to the terms of the
Stockholders Agreement, the Board will not take any of the following actions without the approval of the Stockholders of the
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Company: (a) increase the number of Shares specified in Section 2 above that may
                                                        ---------
be made available for issuance under the Plan (except as provided in
Section 2), (b) change the eligibility requirements for participation in the
---------
Plan, or (c) impair the vested rights of participating Independent Directors.

     8. EFFECTIVE DATE; TERM AND TERMINATION OF THE PLAN. The Plan shall be effective as of February 4, 1998.

     The undersigned Secretary of the Company hereby confirms that this Plan was duly adopted and approved by the Board of Directors of the Company.


                                        /s/ David D. Clark
                                        -----------------------------
                                        David D. Clark
                                        Secretary of the Company

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                                    ANNEX I
                      [Form of Vesting Letter Agreement ]

                           Triton PCS Holdings, Inc.
                        101 Lindenwood Drive , Suite 125
                               Malvern, PA 19355

                                         [DATE]

[NAME AND ADDRESS OF
INDEPENDENT DIRECTOR]

------------------------------------

------------------------------------

------------------------------------

     Re: Issuance of Shares to Independent Directors

Dear                    :
    --------------------

     In connection with your election to the Board of Directors of Triton PCS Holdings, Inc. a Delaware corporation (hereinafter referred to as the "Company") pursuant to Section 3.1(a)(ii) of the Company's Stockholders' Agreement dated as of February 4, 1998 among the Company and its stockholders, on the date hereof you (hereinafter referred to as "Director") have been issued shares (the "Shares") of the common stock, par value
----------------------
$0.01 per share (the "Common Stock") of the Company. As a condition to such issuance, Director has joined in the Stockholders' Agreement pursuant to which Director (as a "Stockholder" as referred to therein) has agreed to be bound by all of the provisions contained therein.

     The Shares shall vest over a five-year period, commencing with the first anniversary of the date hereof, as follows:

                    First Anniversary              20%
                    Second Anniversary             20%
                    Third Anniversary              20%
                    Fourth Anniversary             20%
                    Fifth Anniversary              20%
                                                   ---
                          Total                    100%

provided, however, that in the event of any Change of Control (as hereinafter defined) prior to the termination of Director's ceasing to be a member of the Board for any reason, in addition to any Shares that had theretofore vested in accordance with the foregoing general schedule, all Unvested Shares (as hereinafter defined) shall vest immediately upon such Change of Control. As used herein, the term "Change of Control" shall mean any transaction or event, or series of transactions or events, whether voluntary or involuntary, that results in, or as a consequence of which, any of the following

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events shall occur: (A) any Person (as defined in the Stockholders' Agreement)
that is not an owner of shares of capital stock of the Company on the date of execution of the Stockholders' Agreement shall acquire, directly or indirectly, Beneficial Ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of more than 50% of the voting stock of the Company except in connection with any initial public offering of the Company's equity securities,
(B) any sale of all or substantially all of the assets of the Company, or (C) a proxy contest for the election of directors of the Company results in the persons constituting the Board of Directors of the Company immediately prior to the initiation of such proxy contest ceasing to constitute a majority of the Board of Directors upon the conclusion of such proxy contest.

     In order to induce the Company to issue the Shares to Director, Director hereby agrees that as of any date, the Shares shall be subject to repurchase by the Company in accordance with the terms of this letter agreement, except to the extent the Shares shall have theretofore vested in accordance with the terms set forth above.

     As promptly as practicable following the Director's ceasing to be a member of the Board for any reason, Director shall sell to the Company, and the Company shall purchase from Director, all of the Shares that have not theretofore vested in accordance with the terms set forth above (the "Unvested Shares") at a price per Share equal to Director's original per Share purchase price ($0.01).

     The closing of any such purchase and sale shall take place at the Company's offices on a date mutually agreed by Director or his legal representative and the Company, but not later than 30 days after the date of Director's cessation as a member of the Board. At such closing, the Company shall deliver to Director or such legal representative a check in the amount of the aggregate repurchase price and, upon delivery thereof, the Company shall become the legal and beneficial owner of the Unvested Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the shares of Common Stock being repurchased by the Company. Whenever the Company shall have the right to repurchase Common Stock hereunder, the Company may designate and assign one or more employees, officers, directors or stockholders of the Company or other persons or organizations to exercise all or a part of the Company's repurchase rights hereunder and purchase all or a part of such Common Stock.

     Except for the escrow described herein or the transfer of the Shares to the Company or its assignees contemplated hereby, none of the Unvested Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way.

     The Certificate(s) representing Unvested Shares shall be held by the Secretary of the Company as escrow holder (the "Escrow Holder"), along with a stock power executed by Director in blank. The Escrow Holder is hereby directed to permit transfer of the Shares only in accordance with this Agreement. In the event further instructions are desired by the Escrow Holder, he shall be entitled to rely upon directions executed by a majority of the authorized number of the Company's Board of Directors. The Escrow Holder shall have no liability for any act or omission hereunder while acting in good faith in the exercise of his own judgment. If the Company or any assignee repurchases any of the Shares pursuant hereto, the Escrow Holder, upon receipt of written notice of such

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repurchase from the proposed transferee, shall take all steps necessary to accomplish such repurchase. From time to time, upon Director's request, the Escrow Holder shall: (i) cancel the certificate(s) held by the Escrow Holder and Director representing the Shares, (ii) cause a new certificate to be issued representing all the Shares that have vested in accordance with the terms set forth above, which certificate the Escrow Holder shall deliver to Director, and
(iii) cause a new certificate to be issued representing the then remaining Unvested Shares, which certificate shall be held in escrow by the Escrow Holder in accordance with the provisions of this paragraph. Subject to the terms hereof, Director shall have all the rights of a stockholder with respect to the Shares while they are held in escrow, including without limitation, the right to vote the Shares and receive any cash dividends declared thereon. If, from time to time during the term of the Company's repurchase right, there is (a) any stock dividend, stock split or other change in the Shares, or (b) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which Director is entitled by reason of his ownership of the Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as "Shares" for purposes hereof and the Company's repurchase right.

     The share certificates evidencing the Shares shall be endorsed with the following legends (in addition to any legend required to be placed thereon by applicable state securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CON NECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGIS TRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

          THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANS FERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

     Intending to be legally bound, the parties have executed this letter agreement as of the date first above written.

DIRECTOR:                           COMPANY:
                                    TRITON PCS HOLDINGS, INC.


                                    By:
-------------------------------        ----------------------------------
                                    Name:
                                    Title:


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